As filed with the Securities and Exchange Commission on May 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-5230630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of Principal Executive Offices)	(Zip Code)

Uniti Group Inc. 2015 Equity Incentive Plan

(Full title of the plan)

Daniel L. Heard

Executive Vice President - General Counsel and Secretary

Uniti Group Inc.

2101 Riverfront Drive, Suite A

Little Rock, Arkansas 72202

(Name and address of agent for service)

(501) 850-0820

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Geoffrey D. Neal

Kutak Rock LLP

124 West Capitol Avenue, Suite 2000

Little Rock, Arkansas 72201

(501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 8,000,000 shares of common stock, $.0001 par value per share (“Common Stock”), of Uniti Group Inc. (the “Company”) to be issued pursuant to the Uniti Group Inc. 2015 Equity Incentive Plan (the “Plan”). Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-203591) filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2015 are incorporated by reference in this Registration Statement to the extent not modified hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed or furnished by the Company with the SEC are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 29, 2023;

(b)	The Company’s quarterly reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;

(c)	The Company’s current reports on Form 8-K filed with the SEC on February 2, 2023 (only with respect to Items 2.04 and 8.01 thereof and Exhibit 99.1 thereto), February 3, 2023, February 14, 2023, March 27, 2023, May 5, 2023 and May 26, 2023; and

(d)	The description of the Company’s Common Stock contained in Exhibit 99.1 to our current report on Form 8-K filed with the SEC on March 26, 2015, including any amendments or reports filed with the SEC for the purpose of updating such description, including Exhibit 4.22 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC as of March 12, 2020.

In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports, provided that unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits furnished as a part of this Registration Statement are listed below.

Number	Exhibit

4.1	Articles of Amendment and Restatement of Communications Sales & Leasing, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated and filed with the SEC as of April 10, 2015 (File No. 001-36708))

4.2	Articles of Amendment of Communications Sales & Leasing, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated and filed with the SEC as of February 28, 2017 (File No. 001-36708))

4.3	Articles of Amendment of Uniti Group Inc. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated and filed with the SEC as of May 18, 2018 (File No. 001-36708))

4.4	Amended and Restated Bylaws of Uniti Group Inc. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated as of May 1, 2017 and filed with the SEC as of May 2, 2017 (File No. 001-36708))

5.1*	Opinion of Kutak Rock LLP

23.1*	Consent of Kutak Rock LLP (included in its opinion filed as Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney (included on signature page)

99.1	Uniti Group Inc. 2015 Equity Incentive Plan, as amended and restated April 11, 2023 (incorporated by reference to Exhibit 10.2 to the Company's quarterly report on Form 10-Q filed with the SEC on May 4, 2023 (File No. 001-36708))

107.1*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 25, 2023.

UNITI GROUP INC.

By:	/s/ Kenneth A. Gunderman
Name:	Kenneth A. Gunderman
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Daniel L. Heard and Paul E. Bullington, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth A. Gunderman	President, Chief Executive Officer and Director	May 25, 2023
Kenneth A. Gunderman	(Principal Executive Officer)

/s/ Paul E. Bullington	Senior Vice President – Chief Financial Officer and Treasurer	May 25, 2023
Paul E. Bullington	(Principal Financial Officer)

/s/ Travis T. Black	Vice President – Chief Accounting Officer	May 25, 2023
Travis T. Black	(Principal Accounting Officer)

/s/ Francis X. Frantz	Chairman and Director	May 25, 2023
Francis X. Frantz

/s/ Jennifer S. Banner	Director	May 25, 2023
Jennifer S. Banner

/s/ Scott G. Bruce	Director	May 25, 2023
Scott G. Bruce

/s/ Carmen Perez-Carlton	Director	May 25, 2023
Carmen Perez-Carlton